AMENDMENT EASTERN BANK BENEFIT EQUALIZATION PLAN Preamble Eastern Bank (the “Bank”) sponsors the Eastern Bank Benefit Equalization Plan (the "Plan"). The Plan may be amended, and is subject to applicable provisions of Internal Revenue Code Section 409A (“Section 409A”). The Bank is now the subsidiary of Eastern Bankshares, Inc. (“EBC”), a publicly traded company, and it can be reasonably expected that various types of equity compensation will be offered to designated employees in calendar 2021 and later years. The Compensation Committee of the Bank and EBC has determined, at its meeting of October 22, 2020, that equity compensation of any type should not be considered as “compensation” under this Plan. The Compensation Committee has further determined that the membership of the Plan Committee for this and other non-qualified plans be composed of officers designated by positions on a uniform basis and that the plans, including this Plan, be so amended. Amendment The definition of “Compensation” in Section 1 is amended, effective as of January 1, 2021, by the addition of the following sentence: Compensation excludes any type of equity or equity-type compensation including, without limitation, compensation derived from vested or restricted grants, any form of option, and any form of right linked to stock value or its appreciation. The definition of “Plan Committee” in Section 1 is amended, as of the date hereof, to read as follows: “Plan Committee” means a Committee of the following senior officers of the Bank, as they serve from time to time: the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Human Resources Officer, and the CEO of Eastern Insurance Group LLC., or their designees. The Chief Human Resources Officer, or her designee, will serve as the Committee’s Agent. Plan Committee members may not vote on any matters unique to their benefits under the Plan and not generally applicable to others (such as resolution of a member’s benefit claim), and shall recuse themselves from discussion in such instances unless requested to be present by the majority of disinterested members. In witness whereof, this amendment is executed on this 12th day of December, 2020. Eastern Bank By:__________________________________________ Kathleen C. Henry, Chief Human Resources Officer